SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2004

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	48430-0725 (Zip Code)

Registrant’s telephone number,
including area code: (810) 629-2263

Item 7.	Financial Statements and Exhibits.

Exhibit

99.1	Press release dated April 20, 2004.

Item 12.	Results of Operations.

        On April 20, 2004, Fentura Financial, Inc. issued a press release announcing first quarter earnings. A copy of the press release is attached as Exhibit 99.1.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 2004	FENTURA FINANCIAL, INC. (Registrant) By: /s/ Douglas J. Kelley —————————————— Douglas J. Kelley Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1    Press Release Dated April 20, 2004.

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill The State Bank (810) 714-3985 April 20, 2004

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES FIRST QUARTER 2004 RESULTS

        Fentura Financial, Inc. achieved net income of $822,000 or $0.44 per diluted share for the three months ended March 31, 2004, nearly identical to the $821,000 or $0.43 per share reported for the same quarter of 2003. The 2004 results include the impact of the West Michigan Community Bank acquisition which was completed March 15, 2004. Fentura Financial, Inc. incurred approximately $200,000 in funding and one time acquisition charges during the quarter in connection with the acquisition. These routine nonrecurring acquisition expenses substantially exceeded the modest revenue received for the two weeks of ownership of West Michigan Community Bank.

        Net interest income reflected a 14% increase over the first quarter of 2003, driven principally by substantial loan and deposit growth at both The State Bank and Davison State Bank. Non interest income was comparable to the prior year as increases in fees connected with trust services and deposit accounts substantially offset the decline in the gain on sale of mortgage loans. Year-to-year increases in non interest expense were principally attributable to the non recurring overhead and acquisition charges related to the West Michigan Community Bank acquisition.

        Total assets of $552,358,000 include West Michigan Community Bank assets of $139,545,000 at quarter end. Both The State Bank and Davison State Bank continued their successful growth trends as combined assets for the two banks increased 18% over the prior year, driven principally by a $33,172,000 increase in commercial loans and a $55,180,000 increase in total deposits.

        Total stockholder’s equity increased $1,983,000 or 5% over the prior year. Subordinated debt increased $12,000,000 providing a major portion of the funding for the acquisition of West Michigan Community Bank.

        Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly and Grand Blanc; Davison State Bank with two offices servicing the Davison area and West Michigan Community Bank headquartered in Hudsonville with offices serving Hudsonville, Holland and Jenison. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

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